Item No. 77d (Policies with respect to
security investment) - Attachment


Eaton Vance Short Duration Diversified
Income Fund
Material changes to the investment policies of the Fund are described under "Notice to Shareholders" in the most annual and semi-annual reports and are incorporated herein by reference.